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                                                                    EXHIBIT (23)


                  CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 333-19065, 333-32871, 333-41993, 333-67451,
333-80179, 333-78537 and 333-76701), S-3 (Nos. 333-56521, 333-58865, 333-67633
and 333-74073) and S-4 (Nos. 333-45459, 333-49687, 333-52031, 333-53681,
333-66431 and 333-74913) of The First American Financial Corporation of our report dated February 15, 2000 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.



PricewaterhouseCoopers LLP
Newport Beach, CA
March 30, 2000